Power of Attorney

KNOWN ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Henry Val and Israel Goldreich, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead in any and all capacities, to sign this Report on Form 10-KSB of MaxPlanet Corp. for the fiscal year ended March 31, 2000 and any amendments thereto, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act of 1934, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.


                                     HENRY VAL
                                     ------------------------------
                                     Henry Val

                                     ISAAK VAL
                                     ------------------------------
                                     Isaak Val

                                     ISRAEL GOLREICH
                                     ------------------------------
                                     Israel Goldreich